Exhibit 10.2

AMENDMENT NUMBER ONE TO THE

EXCO RESOURCES, INC.

MANAGEMENT INCENTIVE PLAN

This AMENDMENT NUMBER ONE TO THE EXCO RESOURCES, INC. MANAGEMENT INCENTIVE PLAN (this “Amendment”), effective as of September 1, 2014, is made and entered into by EXCO Resources, Inc., a Texas corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the EXCO Resources, Inc. Management Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 8 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan to add a new tier level under the Plan, which the Committee (as defined in the Plan) may use for designating the level of benefits a participant under the Plan may be eligible to receive.

NOW, THEREFORE, in accordance with Article 8 of the Plan, the Board hereby amends the Plan as follows:

1. Section 2.32 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 2.32:

2.32. “Tier Level” means one of four tier levels for which a Participant may be designated by the Committee, consisting of Tier 1, Tier 1A, Tier 2, and Tier 3; the Performance Goals and Award amounts may vary among tier levels.

2. Article 3 of the Plan is hereby amended by adding the following new Section 2.33A between Section 2.33 and Section 2.34:

2.33A “Tier 1A Participant” means a Participant who is designated by the Committee, in its sole discretion, as a Tier 1A level Participant.

3. Section 4.4 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 4.4:

4.4 Appendix C, which shall, from time to time, be updated by the Committee for each Performance Period, sets forth (i) the Performance Goals established and approved by the Committee pursuant to Section 4.2 above with respect to the applicable Performance Period; (ii) the Threshold Achievement, Target Achievement, and Maximum Achievement levels for each Performance Measure underlying the Performance Goals; and (iii) the payout schedules for Tier 1 Participants, Tier 1A Participants, Tier 2 Participants, and Tier 3 Participants.

4. Appendix C of the Plan is hereby amended by renumbering paragraphs 3 and 4 of Appendix C as paragraphs 4 and 5, respectively, and adding the following new paragraph 3 before the newly renumbered paragraph 4:

3.	The payout schedule for a Tier 1A Participant shall be based on the Overall Performance Level of the Performance Goals and the Participant’s Base Salary as follows:

Overall Performance Level	Payout Schedule
< Threshold	No payout
Threshold	40% of Base Salary
Target	80% of Base Salary
Maximum	160% of Base Salary
> Maximum	160% of Base Salary

5. Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Signature page to follow]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

EXCO RESOURCES, INC.

By:	/s/ William L. Boeing
Name:	William L. Boeing
Title:	Vice President and General Counsel

Signature Page to Amendment Number One to the EXCO Resources, Inc. Management Incentive Plan